Exhibit 10.1

PURCHASE AGREEMENT

dated as of September 18, 2019

between

CAPITAL ONE, NATIONAL ASSOCIATION

and

CAPITAL ONE AUTO RECEIVABLES, LLC,

as Purchaser

COPAR 2019-2 Purchase Agreement

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TABLE OF CONTENTS

(continued)

EXHIBITS
Exhibit A	Form of Assignment Pursuant to Purchase Agreement
Schedule I	Perfection Representations, Warranties and Covenants
Schedule II	Representations and Warranties with Respect to the Receivables

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THIS PURCHASE AGREEMENT is made and entered into as of September 18, 2019 (as amended, restated, supplemented or otherwise modified and in effect from time to time, this “Agreement”) by CAPITAL ONE, NATIONAL ASSOCIATION, a national banking association (the “Bank”), and CAPITAL ONE AUTO RECEIVABLES, LLC, a Delaware limited liability company (“COAR”).

WITNESSETH:

WHEREAS, COAR desires to purchase from the Bank a portfolio of motor vehicle receivables, including motor vehicle retail installment sale contracts and/or installment loans that are secured by new and used automobiles, light-duty trucks, SUVs and vans; and

WHEREAS, the Bank is willing to sell such portfolio of motor vehicle receivables and related property to COAR on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND USAGE

SECTION 1.1 Definitions. Except as otherwise defined herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein are defined in Appendix A to the Sale Agreement, dated as of the date hereof (as amended, supplemented, or otherwise modified and in effect from time to time, the “Sale Agreement”), between the Issuer and COAR, which also contains rules as to usage that are applicable herein. As used herein, the following terms shall have the following meanings:

“Purchased Assets” has the meaning specified in Section 2.1.

SECTION 1.2 Other Interpretive Provisions. For purposes of this Agreement, unless the context otherwise requires: (a) accounting terms not otherwise defined in this Agreement, and accounting terms partly defined in this Agreement to the extent not defined, shall have the respective meanings given to them under GAAP (provided, that, to the extent that the definitions in this Agreement and GAAP conflict, the definitions in this Agreement shall control); (b) terms defined in Article 9 of the UCC as in effect in the relevant jurisdiction and not otherwise defined in this Agreement are used as defined in that Article; (c) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (d) references to any Article, Section, Schedule, Appendix or Exhibit are references to Articles, Sections, Schedules, Appendices and Exhibits in or to this Agreement and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (e) the term “including” and all variations thereof means “including without limitation”; (f) except as otherwise expressly provided herein, references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (g) references to any Person include that Person’s successors and assigns; and (h) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

COPAR 2019-2 Purchase Agreement

ARTICLE II

PURCHASE

SECTION 2.1 Agreement to Sell and Contribute on the Closing Date. On the terms and subject to the conditions set forth in this Agreement, the Bank does hereby sell, transfer, assign, set over, contribute and otherwise convey to COAR without recourse (subject to the obligations herein) on the Closing Date all of its right, title, interest, claims and demands in, to and under the Receivables, the Collections after the Cut-Off Date, the Receivable Files and the Related Security relating thereto, whether now owned or hereafter acquired, as evidenced by an assignment substantially in the form of Exhibit A (the “Assignment”) delivered on the Closing Date (collectively, the “Purchased Assets”). The sale, transfer, assignment, contribution and conveyance made hereunder does not constitute and is not intended to result in an assumption by COAR of any obligation of the Bank to the Obligors, the Dealers, insurers or any other Person in connection with the Receivables or the other assets and properties conveyed hereunder or any agreement, document or instrument related thereto.

SECTION 2.2 Consideration and Payment for the Purchased Assets. The purchase price for the sale of the Purchased Assets sold to COAR on the Closing Date shall equal the estimated fair market value of the Purchased Assets on the Closing Date. Such purchase price shall be paid (a) in cash to the Bank in an amount agreed to between the Bank and COAR, (b) by delivery to or upon the order of CONA, the 144A Notes and, (c) to the extent not paid in cash by COAR, shall be paid by a capital contribution by the Bank of an undivided interest in such Purchased Assets that increases its equity interest in COAR in an amount equal to the excess of the estimated fair market value of the Purchased Assets over the amount of cash paid by COAR to the Bank and the value of the 144A Notes.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS

SECTION 3.1 Representations and Warranties of the Bank. The Bank makes the following representations and warranties as of the Closing Date, on which COAR will be deemed to have relied in acquiring the Purchased Assets. The representations and warranties will survive the conveyance of the Purchased Assets to COAR pursuant to this Agreement, the conveyance of the Purchased Assets by COAR to the Issuer pursuant to the Sale Agreement and the Grant thereof by the Issuer to the Indenture Trustee for the benefit of the Noteholders pursuant to the Indenture.

(a)    Existence and Power. The Bank is a national banking association validly subsisting under the laws of the United States of America and has, in all material respects, all power and authority to carry on its business as it is now conducted. The Bank has obtained all necessary licenses and approvals in each jurisdiction where the failure to do so would materially and adversely affect the ability of the Bank to perform its obligations under this Agreement or affect the enforceability or collectability of the Receivables or any other part of the Purchased Assets.

(b)    Authorization and No Contravention. The execution, delivery and performance by the Bank of this Agreement (i) have been duly authorized by all necessary action

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on the part of the Bank and (ii) do not contravene or constitute a default under (A) any applicable order, law, rule or regulation, (B) its organizational documents or (C) any material agreement, contract, order or other instrument to which it is a party or its property is subject (other than violations which do not affect the legality, validity or enforceability of such agreements or which, individually or in the aggregate, would not materially and adversely affect the transactions contemplated by, or the Bank’s ability to perform its obligations under, this Agreement).

(c)    No Consent Required. No approval or authorization by, or filing with, any Governmental Authority is required in connection with the execution, delivery and performance by the Bank of this Agreement other than (i) UCC filings, (ii) approvals and authorizations that have previously been obtained and filings that have previously been made and (iii) approvals, authorizations or filings which, if not obtained or made, would not have a material adverse effect on the enforceability or collectability of the Receivables or any other part of the Purchased Assets or would not materially and adversely affect the ability of the Bank to perform its obligations under this Agreement.

(d)    Binding Effect. This Agreement constitutes the legal, valid and binding obligation of the Bank enforceable against the Bank in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws affecting the enforcement of creditors’ rights generally and, if applicable, the rights of creditors of banking corporations from time to time in effect or by general principles of equity.

(e)    No Proceedings. There are no Proceedings pending or, to the knowledge of the Bank, threatened against the Bank before or by any Governmental Authority that (i) assert the invalidity or unenforceability of this Agreement or (ii) seek any determination or ruling that would materially and adversely affect the performance by the Bank of its obligations under this Agreement.

(f)    Lien Filings. The Bank is not aware of any material judgment, ERISA or tax lien filings against the Bank.

SECTION 3.2 Representations and Warranties of the Bank Regarding the Purchased Assets. On the date hereof, the Bank hereby makes the following representations and warranties to COAR as to the Receivables sold, transferred, assigned, contributed and otherwise conveyed to COAR under this Agreement on which such representations and warranties COAR will be deemed to have relied in acquiring the Receivables and which will survive the conveyance of the Purchased Assets to COAR pursuant to this Agreement, the conveyance of the Purchased Assets by COAR to the Issuer pursuant to the Sale Agreement and the Grant thereof by the Issuer to the Indenture Trustee for the benefit of the Noteholders pursuant to the Indenture:

(a)    The Receivables were selected using selection procedures that were not known or intended by the Bank to be adverse to the Issuer.

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(b)    The Receivables and the other Purchased Assets have been validly assigned by the Bank to COAR.

(c)    The information with respect to the Receivables transferred on the Closing Date as set forth in the Schedule of Receivables was true and correct in all material respects as of the Cut-Off Date.

(d)    No Receivables are pledged, assigned, sold, subject to a security interest or otherwise conveyed by the Bank other than pursuant to the Transaction Documents. The Bank has not authorized the filing of and is not aware of any financing statements against the Bank that includes a description of collateral covering any Receivable other than any financing statement relating to security interests granted under the Transaction Documents or that have been or, prior to the assignment of such Receivables hereunder, will be terminated, amended or released. This Agreement creates a valid and continuing security interest in the Receivables (other than the Related Security with respect thereto, to the extent that an ownership interest therein cannot be perfected by the filing of a financing statement) in favor of COAR which security interest is prior to all other Liens created by the Bank (other than Permitted Liens) with respect to the Receivables and is enforceable as such against all other creditors of and purchasers and assignees from the Bank.

(e)    The representations and warranties regarding creation, perfection and priority of security interests in the Purchased Assets, which are attached to this Agreement as Schedule I, are true and correct.

SECTION 3.3 Representations and Warranties of the Bank as to each Receivable. The Bank hereby makes the representations and warranties set forth on Schedule II as to the Receivables sold, transferred, assigned, set over and otherwise conveyed to COAR under this Agreement on which such representations and warranties COAR relies in acquiring the Receivables. Such representations and warranties shall survive the sale of the Purchased Assets by COAR to the Issuer under the Sale Agreement and the Grant of the Purchased Assets by the Issuer to the Indenture Trustee for the benefit of the Noteholders pursuant to the Indenture. Notwithstanding any statement to the contrary contained herein or in any other Transaction Document, the Bank shall not be required to notify any insurer with respect to any Insurance Policy obtained by an Obligor or to notify any Dealer about any aspect of the transaction contemplated by this Agreement. The Bank hereby agrees that the Issuer shall have the right to enforce any and all rights under this Agreement assigned to the Issuer under the Sale Agreement, including the right to cause the Bank to repurchase any Receivable with respect to which it is in breach of any of its representations and warranties set forth in Schedule II, directly against the Bank as though the Issuer were a party to this Agreement, and the Issuer shall not be obligated to exercise any such rights indirectly through COAR.

SECTION 3.4 Repurchase upon Breach. Upon discovery by or notice to a Responsible Officer of COAR or the Bank of a breach of any of the representations and warranties set forth in Section 3.3 with respect to any Receivable at the time such representations and warranties were made which materially and adversely affects the interests of the Issuer, the Noteholders or the Certificateholders, the party discovering such breach or receiving such notice shall give prompt written notice thereof to the other party; provided, that delivery of a Servicer’s

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Report which identifies that Receivables are being or have been repurchased shall be deemed to constitute prompt notice of such breach; provided, further, that the failure to give such notice shall not affect any obligation of the Bank hereunder. If the breach materially and adversely affects the interests of the Issuer, the Noteholders or the Certificateholders, then the Bank shall either (a) correct or cure such breach or (b) repurchase such Receivable from COAR (or its assignee), in either case on or before the Payment Date following the end of the Collection Period which includes the sixtieth (60th) day (or, if the Bank elects, an earlier date) after the date that the Bank became aware or was notified of such breach. Any such breach or failure will be deemed not to have a material and adverse effect if such breach or failure has not affected the ability of COAR (or its assignee) to receive and retain timely payment in full on such Receivable. Any such purchase by the Bank shall be at a price equal to the related Repurchase Price. In consideration for such repurchase, the Bank shall make (or shall cause to be made) a payment to COAR (or its assignee) equal to the Repurchase Price by depositing such amount into the Collection Account prior to noon, New York City time, on the date of such repurchase, if such repurchase date is not a Payment Date or, if such repurchase date is a Payment Date, then prior to the close of business on the Business Day prior to such repurchase date. Upon payment of such Repurchase Price by the Bank, COAR (or its assignee) shall release and shall execute and deliver such instruments of release, transfer or assignment, in each case without recourse or representation, as may be reasonably requested by the Bank to evidence such release, transfer or assignment or more effectively vest in the Bank or its designee any Receivable and the related Purchased Assets repurchased pursuant hereto. It is understood and agreed that the obligation of the Bank to purchase any Receivable as described above shall constitute the sole remedy respecting such breach available to COAR (or its assignee).

SECTION 3.5 Protection of Title.

(a)    The Bank shall authorize and file such financing statements and cause to be authorized and filed such continuation and other financing statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of COAR under this Agreement in the Purchased Assets (to the extent that the interest of COAR therein can be perfected by the filing of a financing statement). The Bank shall deliver (or cause to be delivered) to COAR file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

(b)    The Bank shall notify COAR in writing within ten (10) days following the occurrence of (i) any change in the Bank’s organizational structure as a banking corporation, (ii) any change in the Bank’s “location” (within the meaning of Section 9-307 of the UCC) and (iii) any change in the Bank’s name, and shall take all action prior to making such change (or shall have made arrangements to take such action substantially simultaneously with such change, if it is not practicable to take such action in advance) reasonably necessary or advisable in the opinion of COAR to amend all previously filed financing statements or continuation statements described in paragraph (a) above. The Bank will at all times maintain its “location” within the United States.

(c)    The Bank shall maintain (or shall cause the Servicer to maintain) its computer systems so that, from time to time after the conveyance under this Agreement of the Receivables, the master computer records (including any backup archives) that refer to a

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Receivable shall indicate clearly the interest of COAR (or any subsequent assignee of COAR) in such Receivable and that such Receivable is owned by such Person. Indication of such Person’s interest in a Receivable shall not be deleted from or modified on such computer systems until, and only until, the related Receivable shall have been paid in full or repurchased.

(d)    If at any time the Bank shall propose to sell, grant a security interest in or otherwise transfer any interest in motor vehicle receivables to any prospective purchaser, lender or other transferee, the Bank shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by COAR (or any subsequent assignee of COAR).

SECTION 3.6 Other Liens or Interests. Except for the conveyances and grants of security interests pursuant to this Agreement and the other Transaction Documents, the Bank shall not sell, pledge, assign or transfer the Receivables or other property transferred to COAR to any other Person, or grant, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on any interest therein, and the Bank shall defend the right, title and interest of COAR in, to and under such Receivables or other property transferred to COAR against all claims of third parties claiming through or under the Bank.

SECTION 3.7 Official Record. So long as the Notes and the Certificates remain outstanding, this Agreement shall be treated as an official record of the Bank within the meaning of Section 13(e) of the Federal Deposit Insurance Act (12 U.S.C. Section 1823(e)).

SECTION 3.8 Merger or Consolidation of, or Assumption of the Obligations of, the Bank. Any Person (i) into which the Bank may be merged or converted or with which it may be consolidated, to which it may sell or transfer its business and assets as a whole or substantially as a whole, (ii) resulting from any merger, sale, transfer, conversion, or consolidation to which the Bank shall be a party, (iii) succeeding to the business of the Bank, or (iv) more than 50% of the voting stock or voting power and 50% or more of the economic equity of which is owned directly or indirectly by Capital One Financial Corporation, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Bank under this Agreement, will be the successor to the Bank under this Agreement without the execution or filing of any document or any further act on the part of any of the parties to this Agreement anything herein to the contrary notwithstanding. Notwithstanding the foregoing, if the Bank enters into any of the foregoing transactions and is not the surviving entity, the Bank will deliver to the Indenture Trustee and the Owner Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to preserve and protect the interest of the Issuer and, if the Notes are Outstanding, the Indenture Trustee for the benefit of the Noteholders, respectively, in the Receivables, or (B) stating that, in the opinion of such counsel, no such action is necessary to preserve and protect such interest.

SECTION 3.9 Bank May Own Notes and Certificates. The Bank, and any Affiliate of the Bank, may in its individual or any other capacity become the owner or pledgee of Notes and Certificates with the same rights as it would have if it were not the Bank or an Affiliate thereof, except as otherwise expressly provided herein or in the other Transaction

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Documents. Except as set forth herein or in the other Transaction Documents, Notes and Certificates so owned by the Bank or any such Affiliate will have an equal and proportionate benefit under the provisions of this Agreement and the other Transaction Documents, without preference, priority, or distinction as among all of the Notes and Certificates.

SECTION 3.10 Compliance with the FDIC Rule. The Bank (i) shall perform the covenants set forth in Article XII of the Indenture applicable to it and (ii) shall facilitate compliance with Article XII of the Indenture by the Capital One Parties.

SECTION 3.11 Dispute Resolution.

(a)    If any Receivable is subject to repurchase pursuant to Section 3.4 of this Agreement, which repurchase is not resolved in accordance with the terms of this Agreement within one hundred eighty (180) days after notice is delivered to the Bank by a Requesting Investor, the Requesting Investor providing such notice (the “Requesting Party”) will have the right to refer the matter, at its discretion, to either third-party mediation (including nonbinding arbitration) or binding arbitration pursuant to this Section 3.11 and the Bank is hereby deemed to consent to the selected resolution method. At the end of the 180-day period described above, the Bank may provide notice informing the Requesting Party of the status of its request or, in the absence of any such notice, the Requesting Party may presume that its request remains unresolved. The Requesting Party must provide written notice of its intention to refer the matter to mediation (including nonbinding arbitration) or arbitration to the Bank within thirty (30) days following such 180th day. The Bank agrees to participate in the resolution method selected by the Requesting Party.

(b)    If the Requesting Party selects mediation (including nonbinding arbitration) as the resolution method, the following provisions will apply:

(i)    the mediation will be administered by the American Arbitration Association (the “AAA”) pursuant to its Commercial Arbitration Rules and Mediation Procedures in effect at the time the mediation is initiated (the “Rules”); provided, that if any of the provisions in the Rules are inconsistent with the procedures for the mediation or arbitration stated in this Agreement, the procedures in this Agreement will control;

(ii)    the mediator must be a Qualified Dispute Resolution Professional. Upon being supplied a list, by the AAA, of at least ten (10) potential mediators that are each Qualified Dispute Resolution Professionals, each of the Requesting Party and the Bank will have the right to exercise two (2) peremptory challenges within fourteen (14) days and to rank the remaining potential mediators in order of preference. The AAA will select the mediator from the remaining potential mediators on the list, respecting the preference choices of the parties to the extent possible;

(iii)    each of the Requesting Party and the Bank will use commercially reasonable efforts to begin the mediation within ten (10) Business Days of the selection of the mediator and to conclude the mediation within thirty (30) days of the start of the mediation;

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(iv)    the fees and expenses of the mediation will be allocated as mutually agreed by the Requesting Party and the Bank as part of the mediation; and

(v)    a failure by the Requesting Party and the Bank to resolve a disputed matter through mediation shall not preclude either party from seeking a resolution of such matter through the initiation of a judicial proceeding in a court of competent jurisdiction, subject to Section 3.11(d) below.

(c)    If the Requesting Party selects arbitration as the resolution method, the following provisions will apply:

(i)    the arbitration will be held in accordance with the United States Arbitration Act, notwithstanding any choice of law provision in this Agreement, and under the auspices of the AAA and in accordance with the Rules;

(ii)    if the repurchase request specified in Section 3.11(a) involves the repurchase of an aggregate amount of Receivables with an aggregate Outstanding Principal Balance of less than five percent (5%) of the total Outstanding Principal Balance of the Receivables as of the date of such repurchase request, a single arbitrator will be used. That arbitrator must be a Qualified Dispute Resolution Professional. Upon being supplied a list of at least ten (10) potential arbitrators that are each Qualified Dispute Resolutions Professionals by the AAA, each of the Requesting Party and the Bank will have the right to exercise two (2) peremptory challenges within fourteen (14) days and to rank the remaining potential arbitrators in order of preference. The AAA will select the arbitrator from the remaining potential arbitrators on the list respecting the preference choices of the parties to the extent possible;

(iii)    if the repurchase request specified in Section 3.11(a) involves the repurchase of an aggregate amount of Receivables with an aggregate Outstanding Principal Balance equal to or in excess of five percent (5%) of the total Outstanding Principal Balance of the Receivables as of the date of such repurchase request, a three-arbitrator panel will be used. The arbitral panel will consist of three Qualified Dispute Resolution Professionals, (A) one to be appointed by the Requesting Party within five (5) Business Days of providing notice to the Bank of its selection of arbitration, (B) one to be appointed by the Bank within five (5) Business Days of the Requesting Party’s appointment of an arbitrator, and (C) the third, who will preside over the arbitral panel, to be chosen by the two party-appointed arbitrators within five (5) Business Days of the Bank’s appointment. If any party fails to appoint an arbitrator or the two party-appointed arbitrators fail to appoint the third within the relevant time periods, then the appointments will be made by the AAA pursuant to the Rules;

(iv)    each arbitrator selected for any arbitration will abide by the Code of Ethics for Arbitrators in Commercial Disputes in effect at the time the arbitration is initiated. Prior to accepting an appointment, each arbitrator must promptly disclose any circumstances likely to create a reasonable inference of bias or conflict of interest or likely to preclude completion of the hearings within the prescribed time schedule. Any arbitrator selected may be removed by the AAA for cause consisting of actual bias, conflict of interest or other serious potential for conflict;

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(v)    the Requesting Party and the Bank each agree that it is their intention that after consulting with the parties, the arbitrator or arbitral panel, as applicable, will devise procedures and deadlines for the arbitration, to the extent not already agreed to by the parties, with the goal of expediting the proceeding and completing the arbitration within thirty (30) days after appointment of the arbitrator or arbitral panel, as applicable. The arbitrator or the arbitral panel, as applicable, will have the authority to schedule, hear, and determine any and all motions, including dispositive and discovery motions, in accordance with New York law then in effect (including prehearing and post hearing motions), and will do so on the motion of any party to the arbitration. Notwithstanding any other discovery that may be available under the Rules, unless otherwise agreed by the parties, each party to the arbitration will be limited to the following discovery in the arbitration:

(A)    consistent with the expedited nature of arbitration, the Requesting Party and the Bank will, upon the written request of the other party, promptly provide the other with copies of documents relevant to the issues raised by any claim or counterclaim on which the producing party may rely in support of or in opposition to the claim or defense;

(B)    at the request of a party, the arbitrator or arbitral panel, as applicable, shall have the discretion to order examination by deposition of witnesses to the extent the arbitrator or arbitral panel deems such additional discovery relevant and appropriate. Depositions shall be limited to a maximum of three (3) per party and shall be held within thirty (30) days of the making of a request. Additional depositions may be scheduled only with the permission of the arbitrator or arbitral panel, and for good cause shown. Each deposition shall be limited to a maximum of three (3) hours’ duration. All objections are reserved for the arbitration hearing except for objections based on privilege and proprietary or confidential information;

(C)    any dispute regarding discovery, or the relevance or scope thereof, shall be determined by the arbitrator or arbitral panel, which determination shall be conclusive; and

(D)    all discovery shall be completed within sixty (60) days following the appointment of the arbitrator or the arbitral panel, as applicable; provided, that the arbitrator or the arbitral panel, as applicable, will have the ability to grant the parties, or either of them, additional discovery to the extent that the arbitrator or the arbitral panel, as applicable, determines good cause is shown that such additional discovery is reasonable and necessary;

(vi)    the Requesting Party and the Bank each agree that it is their intention that the arbitrator or the arbitral panel, as applicable, will resolve the dispute in accordance with the terms of this Agreement, and may not modify or change this

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Agreement in any way. The arbitrator or the arbitral panel, as applicable, will not have the power to award punitive damages or consequential damages in any arbitration conducted by it, and the Bank shall not be required to pay more than the applicable Repurchase Price with respect to any Receivable which the Bank is required to repurchase under the terms of this Agreement. The Requesting Party and the Bank each agree that it is their intention that in its final determination, the arbitrator or the arbitral panel, as applicable, will determine and award the costs of the arbitration (including the fees of the arbitrator or the arbitral panel, as applicable, cost of any record or transcript of the arbitration, and administrative fees) and reasonable attorneys’ fees to the parties as determined by the arbitrator or the arbitral panel, as applicable, in its reasonable discretion. The determination of the arbitrator or the arbitral panel, as applicable, must be consistent with the provisions of this Agreement, and will be in writing and counterpart copies will be promptly delivered to the parties. The determination of the arbitrator or the arbitral panel, as applicable, may be reconsidered once by the arbitrator or the arbitral panel, as applicable, upon the motion and at the expense of either party. Following that single reconsideration, the determination of the arbitrator or the arbitral panel, as applicable, will be final and non-appealable and may be entered in and may be enforced in, any court of competent jurisdiction;

(vii)    by selecting binding arbitration, the Requesting Party is giving up the right to sue in court, including the right to a trial by jury; and

(viii)    no Person may bring a putative or certified class action to arbitration.

(d)    The following provisions will apply to both mediations (including nonbinding arbitrations) and arbitrations:

(i)    any mediation or arbitration will be held in New York, New York;

(ii)    notwithstanding this dispute resolution provision, the parties will have the right to seek provisional or ancillary relief from a competent court of law, including a temporary restraining order, preliminary injunction or attachment order, provided such relief would otherwise be available by law; and

(iii)    the details and/or existence of any unfulfilled repurchase request specified in Section 3.11(a) above, any informal meetings, mediations or arbitration proceedings, including all offers, promises, conduct and statements, whether oral or written, made in the course of the parties’ attempt to informally resolve an unfulfilled repurchase request, and any discovery taken in connection with any arbitration, will be confidential, privileged and inadmissible for any purpose, including impeachment, in any mediation, arbitration or litigation, or other proceeding; provided, however, that any discovery taken in any arbitration will be admissible in that particular arbitration. Such information will be kept strictly confidential and will not be disclosed or discussed with any third party (excluding a party’s attorneys, experts, accountants and other agents and representatives, as reasonably required in connection with the related resolution procedure), except as otherwise required by law, regulatory requirement or court order. If

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any party to a resolution procedure receives a subpoena or other request for information from a third party (other than a governmental regulatory body) for such confidential information, the recipient will promptly notify the other party to the resolution procedure and will provide the other party with the opportunity to object to the production of its confidential information. Notwithstanding anything in this Section 3.11 to the contrary, any discovery taken in connection with any arbitration pursuant to Section 3.11(c) above will be admissible in such arbitration.

SECTION 3.12 Cooperation with Voting. Each of the Bank and COAR hereby acknowledges and agrees that it shall cooperate with the Indenture Trustee to facilitate any vote by the Instituting Noteholders pursuant to the terms of Section 7.6 of the Indenture.

ARTICLE IV

MISCELLANEOUS

SECTION 4.1 Transfers Intended as Sale; Security Interest.

(a)    Each of the parties hereto expressly intends and agrees that the transfers contemplated and effected under this Agreement are complete and absolute sales, transfers and assignments rather than pledges or assignments of only a security interest and shall be given effect as such for all purposes. It is further the intention of the parties hereto that the Receivables and the related Purchased Assets shall not be part of the Bank’s estate in the event of a bankruptcy or insolvency of the Bank. The sales and transfers by the Bank of the Receivables and the related Purchased Assets hereunder are and shall be without recourse to, or representation or warranty (express or implied) by, the Bank, except as otherwise specifically provided herein. The limited rights of recourse specified herein against the Bank are intended to provide a remedy for breach of representations and warranties relating to the condition of the property sold, rather than to the collectibility of the Receivables.

(b)    Notwithstanding the foregoing, in the event that the Receivables and other Purchased Assets are held to be property of the Bank, or if for any reason this Agreement is held or deemed to create indebtedness or a security interest in the Receivables and other Purchased Assets, then it is intended that:

(i)    this Agreement shall be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York UCC and the UCC of any other applicable jurisdiction;

(ii)    the conveyance provided for in Section 2.1 shall be deemed to be a grant by the Bank of, and the Bank hereby grants to COAR a security interest in all of its right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the Receivables and other Purchased Assets, to secure such indebtedness and the performance of the obligations of the Bank hereunder;

(iii)    the possession by COAR or its agent of the Receivable Files and any other property that constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party” or possession by COAR or a Person designated by COAR for purposes of perfecting the security interest pursuant to the New York UCC and the UCC of any other applicable jurisdiction; and

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(iv)    notifications to Persons holding such property, and acknowledgments, receipts or confirmations from Persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, bailees or agents (as applicable) of COAR for the purpose of perfecting such security interest under applicable law.

SECTION 4.2 Notices, Etc. All demands, notices and communications hereunder shall be in writing and shall be delivered or mailed by registered or certified first-class United States mail, postage prepaid, hand delivery, prepaid courier service, or by e-mail (if an applicable e-mail address is provided on Schedule I to the Sale Agreement), and addressed in each case as specified on Schedule I to the Sale Agreement, or at such other address as shall be designated by any of the specified addressees in a written notice to the other parties hereto. Any notice required or permitted to be mailed to a Noteholder or Certificateholder shall be given by first class mail, postage prepaid, at the address of such Noteholder or Certificateholder as shown in the Note Register. Delivery shall occur only upon receipt or reported tender of such communication by an officer of the recipient entitled to receive such notices located at the address of such recipient for notices hereunder; provided, however, that any notice to a Noteholder or Certificateholder mailed within the time and manner prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholder or Certificateholder shall receive such notice.

SECTION 4.3 Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL, SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE RULES THEREOF RELATING TO CONFLICTS OF LAW, OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 4.4 Headings. The section headings hereof have been inserted for convenience only and shall not be construed to affect the meaning, construction or effect of this Agreement.

SECTION 4.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, regardless of whether delivered in physical or electronic form, but all of such counterparts shall together constitute but one and the same instrument.

SECTION 4.6 Amendment.

(a)    Any term or provision of this Agreement may be amended by the Bank and COAR without the consent of the Indenture Trustee, the Issuer, any Noteholder, the Owner Trustee or any other Person subject to the satisfaction of one of the following conditions:

(i)    the Bank or COAR delivers an Opinion of Counsel or an Officer’s Certificate to the Indenture Trustee to the effect that such amendment will not materially and adversely affect the interests of the Noteholders; or

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(ii)    the Rating Agency Condition is satisfied with respect to such amendment and the Bank or COAR notifies the Indenture Trustee in writing that the Rating Agency Condition is satisfied with respect to such amendment.

(b)    This Agreement may also be amended from time to time by the Bank and COAR with the consent of the Holders of Notes evidencing not less than a majority of the Outstanding Note Balance of the Controlling Class, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders. It will not be necessary for the consent of Noteholders or Certificateholders to approve the particular form of any proposed amendment or consent, but it will be sufficient if such consent approves the substance thereof. The manner of obtaining such consents (and any other consents of Noteholders and Certificateholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by Noteholders and Certificateholders will be subject to such reasonable requirements as the Indenture Trustee and Owner Trustee may prescribe, including the establishment of record dates pursuant to the Depository Agreement.

(c)    Prior to the execution of any amendment pursuant to this Section 4.6, the Bank or COAR shall provide written notification of the substance of such amendment to each Rating Agency; and promptly after the execution of any such amendment, the Bank or COAR shall furnish a copy of such amendment to each Rating Agency, the Issuer and the Indenture Trustee; provided, that no amendment pursuant to this Section 4.6 shall be effective which materially and adversely affects the rights, protections or duties of the Indenture Trustee or the Owner Trustee without the prior written consent of such Person.

(d)    Prior to the execution of any amendment to this Agreement, the Owner Trustee and the Indenture Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and an Officer’s Certificate from COAR or the Administrator that all conditions precedent to the execution and delivery of such amendment have been satisfied. The Owner Trustee and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which materially and adversely affects the Owner Trustee’s or the Indenture Trustee’s, as applicable, own rights, privileges, indemnities, duties or obligations under this Agreement, the Transaction Documents or otherwise.

(e)    Notwithstanding subsections (a) and (b) of this Section 4.6, this Agreement may only be amended by the Bank and COAR if (i) the Majority Certificateholders or, if 100% of the aggregate Percentage Interests is then beneficially owned by the Bank and/or its Affiliates, such Person (or Persons), consent to such amendment or (ii) such amendment shall not, as evidenced by an Officer’s Certificate of the Bank or COAR or an Opinion of Counsel delivered to the Indenture Trustee and the Owner Trustee, materially and adversely affect the interests of the Certificateholders. In determining whether 100% of the aggregate Percentage Interests is then beneficially owned by the Bank and/or its Affiliates for purposes of clause (i), any party shall be entitled to rely on an Officer’s Certificate or similar certification of the Bank or any Affiliate thereof to such effect.

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(f)    Notwithstanding anything herein to the contrary, for purposes of classifying the Issuer as a grantor trust under the Code, no amendment shall be made to this Agreement that would (i) result in a variation of the investment of the beneficial owners of the Certificates for purposes of the United States Treasury Regulation section 301.7701-4(c) without the consent of Noteholders evidencing at least a majority of the Outstanding Note Balance of the Controlling Class and the Majority Certificateholders or (ii) cause the Issuer (or any part thereof) to be classified as other than a grantor trust under subtitle A, chapter 1, subchapter J, part I, subpart E of the Code without the consent of all of the Noteholders and all of the Certificateholders.

SECTION 4.7 Waivers. No failure or delay on the part of COAR the Servicer, the Bank, the Issuer or the Indenture Trustee in exercising any power or right hereunder (to the extent such Person has any power or right hereunder) shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on COAR or the Bank in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by either party under this Agreement shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

SECTION 4.8 Entire Agreement. The Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter thereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter thereof, superseding all prior oral or written understandings. There are no unwritten agreements among the parties.

SECTION 4.9 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

SECTION 4.10 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as the parties hereto shall agree.

SECTION 4.11 Acknowledgment and Agreement. By execution below, the Bank expressly acknowledges and consents to the sale of the Purchased Assets and the assignment of all rights and obligations of the Bank related thereto by COAR to the Issuer pursuant to the Sale Agreement and the Grant of a security interest in the Receivables and the other Purchased Assets by the Issuer to the Indenture Trustee pursuant to the Indenture for the

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benefit of the Noteholders. In addition, the Bank hereby acknowledges and agrees that for so long as the Notes are outstanding, the Indenture Trustee will have, pursuant to the Transaction Documents, the right to exercise all powers, privileges and claims of COAR under this Agreement in the event that COAR shall fail to exercise the same.

SECTION 4.12 Cumulative Remedies. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 4.13 Nonpetition Covenant. Each party hereto agrees that, prior to the date which is one year and one day after payment in full of all obligations of each Bankruptcy Remote Party in respect of all securities issued by any Bankruptcy Remote Party (i) such party shall not authorize any Bankruptcy Remote Party to commence a voluntary winding-up or other voluntary case or other Proceeding seeking liquidation, reorganization or other relief with respect to such Bankruptcy Remote Party or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, a trustee, receiver, liquidator, custodian or other similar official with respect to such Bankruptcy Remote Party or any substantial part of its property or to consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other Proceeding commenced against such Bankruptcy Remote Party, or to make a general assignment for the benefit of its creditors generally, any party hereto or any other creditor of such Bankruptcy Remote Party, and (ii) such party shall not commence or join with any other Person in commencing any Proceeding against such Bankruptcy Remote Party under any bankruptcy, reorganization, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction. This Section shall survive the termination of this Agreement.

SECTION 4.14 Submission to Jurisdiction; Waiver of Jury Trial. Each of the parties hereto hereby irrevocably and unconditionally:

(a)    submits for itself and its property in any Proceeding relating to this Agreement or any documents executed and delivered in connection herewith, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b)    consents that any such Proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)    agrees that service of process in any such Proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address determined in accordance with Section 4.2 of this Agreement;

(d)    agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

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(e)    to the extent permitted by applicable law, each party hereto irrevocably waives all right of trial by jury in any Proceeding or counterclaim based on, or arising out of, under or in connection with this Agreement, any other Transaction Document, or any matter arising hereunder or thereunder.

SECTION 4.15 Not Applicable to the Bank in Other Capacities. Nothing in this Agreement shall affect any obligation the Bank may have in any other capacity.

SECTION 4.16 Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns, and each of the Issuer and the Indenture Trustee shall be an express third-party beneficiary hereof and may enforce the provisions hereof as if it were a party hereto. Except as otherwise provided in this Section, no other Person will have any right hereunder.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

CAPITAL ONE, NATIONAL ASSOCIATION

By:	/s/ Franco Harris
Name:	Franco Harris
Title:	Vice President, Treasury Capital Markets

S-1	COPAR 2019-2 Purchase Agreement

CAPITAL ONE AUTO RECEIVABLES, LLC

By:	/s/ Eric Bauder
Name:	Eric Bauder
Title:	Assistant Vice President

S-2	COPAR 2019-2 Purchase Agreement

EXHIBIT A

FORM OF

ASSIGNMENT PURSUANT TO PURCHASE AGREEMENT

[            ], 2019

For value received, in accordance with the Purchase Agreement, dated as of September 18, 2019 (the “Agreement”), between Capital One, National Association, a national banking association (the “Bank”), and Capital One Auto Receivables, LLC, a Delaware limited liability company (“COAR”), on the terms and subject to the conditions set forth in the Agreement, the Bank does hereby transfer, assign, set over, sell and otherwise convey to COAR on the date hereof without recourse (subject to the obligations in the Agreement), all of its right, title, interest, claims and demands, whether now owned or hereafter acquired, in, to and under the Receivables set forth on the Schedule of Receivables delivered by the Bank to COAR on the date hereof, the Collections after the Cut-Off Date, the Receivable Files and the Related Security relating thereto and all the proceeds of the foregoing, which sale shall be effective as of such Cut-Off Date.

The foregoing sale does not constitute and is not intended to result in an assumption by COAR of any obligation of the Bank to the Obligors, the Dealers, insurers or any other Person in connection with the Receivables, or the other assets and properties conveyed hereunder or any agreement, document or instrument related thereto.

This assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Agreement and is governed by the Agreement.

Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Agreement or, if not defined in the Agreement, in Appendix A to the Sale Agreement, dated as of September 18, 2019, between Capital One Prime Auto Receivables Trust 2019-2 and COAR.

[Remainder of page intentionally left blank]

Ex A-1

IN WITNESS HEREOF, the undersigned has caused this assignment to be duly executed as of the date first written above.

CAPITAL ONE, NATIONAL ASSOCIATION

By:
Name:
Title:

Ex A-2	Exhibit A to the Purchase Agreement

SCHEDULE I

SCHEDULE I

PERFECTION REPRESENTATIONS, WARRANTIES AND COVENANTS

In addition to the representations, warranties and covenants contained in the Agreement, the Bank hereby represents, warrants, and covenants to COAR as follows on the Closing Date:

General

1.    This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Receivables and the other Purchased Assets in favor of COAR which security interest is prior to all other Liens, and is enforceable as such against creditors of and purchasers from the Bank.

2.    The Receivables constitute “chattel paper” (including “electronic chattel paper” or “tangible chattel paper”), “accounts”, “instruments”, “promissory notes”, “payment intangibles” or “general intangibles”, within the meaning of the applicable UCC.

3.    Immediately prior to the sale, transfer, contribution, assignment and/or conveyance of a Receivable, such Receivable is secured by a first priority validly perfected and enforceable security interest in the related Financed Vehicle in favor of the Originator (or its assignee), as secured party, or all necessary actions with respect to such Receivable have been taken or will be taken to perfect a first priority security interest in the related Financed Vehicle in favor of the Originator (or its assignee), as secured party, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, liquidation or other similar laws and equitable principles relating to or affecting the enforcement of creditors’ rights generally.

Creation

4.    Immediately prior to the sale, transfer, contribution, assignment and/or conveyance of a Receivable by the Bank to COAR, the Bank owned and had good and marketable title to such Receivable free and clear of any Lien created by the Bank (other than any Liens in favor of COAR) and immediately after the sale, transfer, assignment and conveyance of such Receivable to COAR, COAR will have good and marketable title to such Receivable free and clear of any Lien.

5.    The Bank has received all consents and approvals to the sale of the Receivables hereunder to COAR required by the terms of the Receivables that constitute instruments.

Perfection

6.    The Bank has submitted or will have caused to be submitted, on the effective date of this Agreement, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the sale of the Receivables from the Bank to COAR and the security interest in the Receivables granted to COAR hereunder; and the Servicer, in its capacity as custodian, has in its possession the original copies of such instruments or tangible chattel paper that constitute or evidence the Receivables, and all financing statements referred to in this paragraph contain a statement that: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Secured Party/Purchaser”.

7.    With respect to Receivables that constitute an instrument or tangible chattel paper, either:

(i) All original executed copies of each such instrument or tangible chattel paper have been delivered to the Indenture Trustee, as pledgee of the Issuer; or

(ii) Such instruments or tangible chattel paper are in the possession of the Servicer and the Indenture Trustee has received a written acknowledgment from the Servicer that the Servicer (in its capacity as custodian) is holding such instruments or tangible chattel paper solely on behalf and for the benefit of the Indenture Trustee, as pledgee of the Issuer; or

(iii) The Servicer received possession of such instruments or tangible chattel paper after the Indenture Trustee received a written acknowledgment from the Servicer that the Servicer is acting solely as agent of the Indenture Trustee, as pledgee of the Issuer.

Priority

8.    The Bank has not authorized the filing of, and is not aware of any financing statements against the Bank that include a description of collateral covering the Receivables other than any financing statement (i) relating to the conveyance of the Receivables by the Bank to COAR under the Purchase Agreement, (ii) relating to the conveyance of the Receivables by COAR to the Issuer under the Sale Agreement, (iii) relating to the security interest granted to the Indenture Trustee under the Indenture or (iv) that has been terminated.

9.    The Bank is not aware of any material judgment, ERISA or tax lien filings against the Bank.

10.    Neither the Bank nor a custodian or vaulting agent thereof holding any Receivable that is electronic chattel paper has communicated an “authoritative copy” (as such term is used in Section 9-105 of the UCC) of any loan agreement that constitutes or evidences such Receivable to any Person other than the Servicer.

11.    None of the instruments, electronic chattel paper or tangible chattel paper that constitutes or evidences the Receivables has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than COAR, the Issuer or the Indenture Trustee.

Survival of Perfection Representations

12.    Notwithstanding any other provision of this Agreement, the perfection representations, warranties and covenants contained in this Schedule I shall be continuing, and remain in full force and effect until such time as all obligations under Notes have been finally and fully paid and performed.

No Waiver

13.    The Bank shall provide the Rating Agencies with prompt written notice of any material breach of the perfection representations, warranties and covenants contained in this Schedule I, and shall not, without satisfying the Rating Agency Condition, waive a breach of any of such perfection representations, warranties or covenants.

SCHEDULE II

REPRESENTATIONS AND WARRANTIES

WITH RESPECT TO THE RECEIVABLES

(a)    Characteristics of Receivables. As of the Cut-Off Date (or such other date as may be specifically set forth below), each Receivable:

(i)    has been fully and properly executed or electronically authenticated by the Obligor thereto;

(ii)    has been originated by a Dealer to finance the retail sale by that Dealer of the related Financed Vehicle and has been purchased by the Bank from that Dealer;

(iii)    as of the Closing Date, is secured by a first priority validly perfected security interest in the Financed Vehicle in favor of the Originator, as secured party, or all necessary actions have been commenced that would result in a first priority security interest in the Financed Vehicle in favor of the Originator, as secured party;

(iv)    contains customary and enforceable provisions such that the rights and remedies of the holder thereof are adequate for realization against the collateral of the benefits of the security;

(v)    provided, at origination, for level monthly payments which fully amortize the initial Outstanding Principal Balance over the original term; provided, that the amount of the first or last scheduled payment may be different from the level payment but in no event more than three times the level monthly payment;

(vi)    provides for interest at the Contract Rate specified in the Schedule of Receivables;

(vii)    was originated in the United States;

(viii)    is secured by a new or used automobile, light duty truck, SUV or van;

(ix)    has a Contract Rate of at least 1.0%;

(x)    had an original term to maturity of not more than seventy-five (75) months and each Receivable has a remaining term to maturity, as of the Cut-Off Date, of not more than seventy-one (71) months and not less than two (2) months;

(xi)    has an Outstanding Principal Balance of at least $1,000;

(xii)    has a final scheduled payment due on or before June 23, 2025;

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(xiii)    was not more than twenty-nine (29) days past due as of the Cut-Off Date;

(xiv)    was not noted in the records of the Servicer as being the subject of any verified bankruptcy or insolvency Proceeding;

(xv)    is a Simple Interest Receivable; and

(xvi)    provides that a prepayment by the related Obligor will fully pay the Outstanding Principal Balance and accrued interest through the date of prepayment based on the Receivable’s Contract Rate.

(b)    Compliance with Law. The Receivable complied at the time it was originated or made in all material respects with all requirements of applicable federal, state and local laws, and regulations thereunder, except where the failure to comply (i) was remediated or cured in all material respects prior to the Cut-Off Date, or (ii) would not render such Receivable unenforceable or create liability for COAR or the Issuer, as an assignee of such Receivable.

(c)    Binding Obligation. The Receivable constitutes the legal, valid and binding payment obligation in writing of the Obligor, enforceable by the holder thereof in accordance with its terms, except (i) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, liquidation or other similar laws and equitable principles relating to or affecting the enforcement of creditors’ rights generally and (ii) as such Receivable may be modified by the application after the Cut-Off Date of the Servicemembers Civil Relief Act, as amended, to the extent applicable to the related Obligor.

(d)    Receivable in Force. The Receivable has not been satisfied, subordinated or rescinded nor do the records of the Servicer indicate that the related Financed Vehicle has been released from the lien of such Receivable in whole or in part.

(e)    No Default; No Waivers. Except for payment delinquencies continuing for a period of not more than twenty-nine (29) days as of the Cut-Off Date or the failure of the Obligor to maintain physical damage insurance covering the related Financed Vehicle in accordance with the requirements of the Receivable, the records of the Servicer did not disclose that any default, breach, violation or event permitting acceleration under the terms of the Receivable existed as of the Cut-Off Date.

(f)    Insurance. The Receivable requires that the Obligor thereunder obtain physical damage insurance covering the related Financed Vehicle.

(g)    No Government Obligor. The Obligor on the Receivable is not the United States of America or any state thereof or any local government, or any agency, department, political subdivision or instrumentality of the United States of America or any state thereof or any local government.

(h)    Assignment. No Receivable has been originated in, or is subject to the laws of, any jurisdiction under which the sale, transfer, assignment, contribution, conveyance or pledge of such Receivable would be unlawful, void, or voidable.

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(i)    Good Title. As of the Closing Date and immediately prior to the sale and transfer contemplated in the Purchase Agreement, the Bank had good and marketable title to and was the sole owner of each Receivable free and clear of all Liens created by the Bank (except any Lien which will be released prior to assignment of such Receivable thereunder), and, immediately upon the sale and transfer by the Bank to COAR, COAR will have good and marketable title to each Receivable, free and clear of all Liens created by COAR (other than Permitted Liens). Immediately upon the sale and transfer by COAR to the Issuer pursuant to the Sale Agreement, the Issuer will have good and marketable title to each Receivable, free and clear of all Liens created by the Issuer (other than Permitted Liens).

(j)    Characterization of Receivables. Each Receivable constitutes either “tangible chattel paper,” “electronic chattel paper,” an “account,” an “instrument,” or a “general intangible,” each as defined in the UCC.

(k)    One Original. There is only one executed original, electronically authenticated original or authoritative copy of the Contract (in each case within the meaning of the UCC) related to each Receivable.

(l)    No Defenses. The records of the Servicer do not reflect any material facts which have not been remediated or cured which would constitute the basis for any right of rescission, offset, claim, counterclaim or defense with respect to such Receivable or the same being asserted or threatened with respect to such Receivable.

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